PROMISSORY NOTE

Issued:  December 18, 2014

$600,000

FOR VALUE RECEIVED, the undersigned, United Cannabis Corporation, a Colorado corporation (hereinafter, together with any successor, referred to as “Company”), hereby promises to pay to Sláinte Ventures, LLC, a Delaware limited liability company (hereinafter, together with any successor or assign, referred to as “Holder”), the principal sum of up to Six Hundred Thousand Dollars ($600,000) (the “Credit Amount”) together with interest thereon from the date hereof, payable on the terms set forth below.

1.

Advance, Conditions, Interest and Maturity.

1.1

Advance.  Subject to the terms and conditions of this Promissory Note (this “Note”), and in reliance upon the covenants and warranties of Company set forth herein, Holder agrees to make a single disbursement of the loan proceeds under this Note (the “Advance”) in an amount equal to the Credit Amount for the uses set forth in Schedule I attached hereto.

1.2

Conditions to Advance.  Holder shall make the Advance upon satisfaction of, prior to January 1, 2015, all of the following conditions:

1.2.1

Execution and delivery by Company of this Note;

1.2.2

Receipt by the Holder of the fee for this Note (which may be withheld from the Advance) in the amount of (i) six thousand dollars ($6,000) in respect of an origination fee and (ii) seven thousand five hundred dollars ($7,500) in respect of expenses in respect of this preparation of this Note, which the parties hereto expressly agree are earned in full as of the date hereof;

1.2.3

Receipt by Company of a payoff letter from Typenex Co-Investment, Inc., a Utah limited liability company (“Typenex”), in form and substance satisfactory to the Holder, including, among other things, a termination of that certain Secured Convertible Promissory Note (the “Convertible Note”) dated August 13, 2014 by Company in favor of Typenex, a release of all collateral thereunder, an authorization to file UCC termination statements with respect to such collateral and a release of all warrants issues (other than Warrant No 1) issued in connection with  the Convertible Note; and

1.2.4

Receipt by the Holder of such other documents as may be reasonably requested by the Holder.

1.3

Interest Rate.  Interest on the unpaid principal amount of the Advance outstanding from time to time shall accrue at the rate of twelve percent (12.0%) from and including the date the Advance is made to, but not including, the date such Advance, together with all accrued and unpaid interest, and any other amounts payable hereunder (collectively, the “Obligations”) are paid in full.  If any Event of Default (as defined below) occurs and is continuing, this Note automatically shall bear interest thereafter, until such Event of Default is cured or waived, at the rate of eighteen percent (18%) per annum (or such lower rate as is the maximum permitted by applicable law).  Interest and any fee shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed.  Notwithstanding any provision contained herein to the contrary, the interest rate hereunder shall include the applicable interest rate described herein plus any additional charges, costs and fees incident to the loan hereunder to the extent they are deemed to be interest under applicable Arizona law.  Should the interest rate as calculated under this Note at any time exceed that allowed by law, the interest rate will be the maximum rate of interest allowed by applicable Arizona law.

1.4

Interest Payment.  Accrued interest shall be paid on the Maturity Date (defined below).

1.5

Maturity.  Except as set forth in Section 1.5 below, the entire unpaid principal balance of this Note, all accrued and unpaid interest, and any other amounts payable hereunder and unpaid at such time, shall be paid in full on the earlier of the following dates (“Maturity Date”):  (i) December 17, 2015 or (ii) upon acceleration of the Maturity Date as provided in Section 4.2 of this Note.  All payments hereunder shall be made without set-off or counterclaim and shall be made to Holder in immediately available funds on the Maturity Date at Holder’s office set forth below, or at such other place as may be designated by Holder.

1.6

Mandatory Prepayment.

1.6.1

On the closing date of any (i) issuance of common stock, preferred stock or any other securities, options, warrants, convertible securities or rights (“Equity Interests”) with respect to the capital stock of the Company (an “Equity Offering”) consummated after the date hereof, (ii) voluntary or involuntary sale, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of property with, any individual, partnership, joint venture, association, trust, corporation, government entity or other entity (a “Person”), of the assets of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, of the Company, other than (a) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business or (b) dispositions of inventory sold in the ordinary course of business (an “Asset Sale”), or (iii) any sale, issuance, placement, assumption or guaranty of indebtedness for borrowed money (a “Debt Transaction”), the Company shall be required to make a mandatory prepayment under this Note equal to the lesser of the cash proceeds of such Equity Offering, Asset Sale or Debt Transaction, net of fees, discounts or commissions paid in connection therewith and (ii) the entire unpaid principal balance, all accrued and unpaid interest, and any other amounts payable hereunder and unpaid at such time.

1.6.2

On the closing date of any Change in Control, the Company shall be required to make a mandatory prepayment under this Note equal to the entire unpaid principal balance, all accrued and unpaid interest, and any other amounts payable hereunder and unpaid at such time. As used herein, “Change in Control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (a) nominated by the board of directors of the Company nor (b) appointed or approved by directors so nominated.

1.7

Setoff; Contribution.  In addition to and not in limitation of all other rights and remedies (including other rights of offset) that Holder may have under applicable law, Holder shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the outstanding Obligations (whether or not then due), in such order of application as Holder or such other holder may elect, and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of Company then or thereafter with Holder or such other holder.  Holder shall promptly advise Company of any such setoff and application but failure to do so shall not affect the validity of such setoff application. Without limiting the foregoing, in the event that Holder invests in an Equity Offering of the Company, Holder shall have the right, but not the obligation, to contribute this Note in lieu of a corresponding cash payment.

2.

Representations and Warranties.  Company represents and warrants that the following statements are true and correct:

2.1

Company is a corporation duly and properly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified does not and would not have a material adverse effect on the business, properties or assets of Company.

2.2

Company has the power and authority and legal right to execute and deliver the Obligations to which it is a party and to perform its obligations thereunder.  The execution and delivery by Company of the Obligations to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by proper proceedings, and the Obligations to which Company is a party constitute legal, valid and binding obligations of Company enforceable against it in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

2.3

Company has no subsidiaries.  Except as set forth on Schedule II, Company does not (i) own of record or beneficially, directly or indirectly, (a) any equity interests or securities convertible into equity interests of any other entity or (b) any participating interest in any partnership, joint venture or other non-corporate business enterprise; or (ii) control, directly or indirectly, any other entity.

2.4

Company has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Company.  No liens have been filed and no claims are being asserted with respect to such taxes.  The charges, accruals and reserves on the books of Company in respect of any taxes or other governmental charges are adequate.

2.5

There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or threatened against or affecting Company which could reasonably be expected to have a material adverse effect on Company or which seeks to prevent, enjoin or delay the making of the loan hereunder.

2.6

No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, any court) is required, except such authorization or approval as has already been obtained for the execution, delivery or performance of this Note, or for the perfection of, or the exercise by, Holder of its rights and remedies hereunder.

2.7

Neither the execution and delivery by Company of the Obligations to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Company or (ii) Company’s articles of incorporation, bylaws  or other governing document, or (iii) the provisions of any indenture, instrument or agreement to which Company is a party or is subject, or by which it, or its property or assets, are bound, or conflict with, or constitute a default thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property or assets of Company pursuant to the terms of, any such indenture, instrument or agreement.

3.

Covenants.

3.1

Company covenants and agrees that until this Note shall have been paid in full or otherwise satisfied, it shall perform all covenants in this Section 3.1.

3.1.1

Unless filed for public availability on the Security and Exchange Commission’s Electronic Data Gathering and Retrieval System within the time frames required by applicable law, the Company shall deliver to Holder:

(i)

as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, balance sheets of the Company and the related statements of income, stockholders’ equity and cash flows of the Company for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year.

(ii)

as soon as available, and in any event within 120 days after the end of each fiscal year, (x) the balance sheets of the Company as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, and (y) with respect to such financial statements a report thereon of independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Holder, which report shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards).

3.1.2

Other Notices

(i)

Promptly upon any officer of the Company obtaining knowledge of any condition or event that constitutes a default or an Event of Default or the Company shall deliver written notice to Holder specifying in reasonable detail such condition or event.

(ii)

Promptly upon any officer of the Company obtaining knowledge of the institution of, or non-frivolous threat in writing of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration, the Company shall deliver written notice to Holder specifying in reasonable detail such adverse proceeding together with such other information as may be reasonably available to it.

(iii)

Promptly, and in any event within five (5) Business Days after receipt thereof by the Company, copies of each notice or other correspondence received from the Securities and Exchange Commission (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results the Company.

3.1.3

Board Observer.  From and after the date hereof until the date on which this Note is paid in full Holder shall have the right to designate from time to time one person as an observer to the Board of Directors of the Company (a “Board Observer”). The Company shall (i) deliver to the Board Observer notice of all meetings of the Board of Directors of the Company, (ii) deliver to the Board Observer any materials delivered to the Board of Directors of the Company in the same manner that such materials are delivered to the Board of Directors, (iii) permit the Board Observer to attend all meetings of the Board of Directors of the Company, including committees thereof, solely in a non-voting observer capacity, and (iv) grant the Board Observer reasonable access to each of the Company’s officers and records during normal business hours.

3.1.4

Other Information.  Promptly after any request of the Holder, the Company will provide Holder with copies of such information and data with respect to the Company as from time to time may be reasonably requested by the Holder.

3.1.5

Existence.  The Company will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

3.1.6

Payment of Taxes and Claims.  The Company will pay (a) all taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a tax or claim which has or may become a lien against any of the assets of the Company, such contest proceedings conclusively operate to stay the sale of any portion of such assets to satisfy such tax or claim.  The Company will not file or consent to the filing of any consolidated income tax return with any Person.

3.1.7

Maintenance of Properties.  The Company will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

3.1.8

Insurance.  The Company is currently using its best efforts, and will continue to use its best efforts, until successful, to obtain with financially sound and reputable insurers, property insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of its assets, properties and businesses as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Upon obtaining such insurance, at all times, the Company will maintain or cause to be maintained, insurance meeting the foregoing standards.

3.1.9

Inspections. The Company will permit representatives and independent contractors of the Holder and the Holder to, at their own expense, visit and inspect any of its properties, to conduct field audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists and is continuing the Holder (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

3.1.10

Compliance with Laws.  The Company will comply, and shall cause all other Persons, if any, on or occupying any its property to comply, with the requirements of all applicable law (other than the federal Controlled Substances Act solely as it relates to cannabinoids), including any state, federal or local environmental law, the noncompliance with which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties or assets of Company.

3.1.11

Books and Records.  The Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Company in conformity with GAAP.

3.1.12

Compliance with Leases.  The Company shall comply in all material respect with its obligations under each lease with respect to occupied real property.

3.2

The Company covenants and agrees that until this Note shall have been paid in full or otherwise satisfied, it shall comply with all covenants in this Section 3.2.

3.2.1

Indebtedness.  The Company shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except this Note. As used herein, “Indebtedness” means (i) obligations for borrowed money, whether current or long-term, and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) purchase money indebtedness and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms), (iii) obligations under letters of credit, bankers’ acceptances and similar instruments, (iv) obligations under capital leases, and (v) guarantees of any of the foregoing.

3.2.2

Liens.  The Company shall not shall not directly or indirectly, create, incur, assume or permit to exist any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing (a “Lien”) on or with respect to any property or asset of any kind of the Company, whether now owned or hereafter acquired, created or licensed or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the Uniform Commercial Code of any state or under any similar recording or notice statute, except for Liens for taxes not yet due, statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law incurred in the ordinary course of business for amounts not yet overdue.

3.2.3

No Negative Pledges, Restrictions.  The Company shall not enter into any contractual obligation (other than this Note) that limits the ability of the Company to create, incur, assume or suffer to exist Liens on property of the Company or create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company to pay dividends or make any other distributions on any Equity Interests of the Company, repay or prepay any Indebtedness owed by the Company, make loans or advances, or transfer, lease or license any of its property or assets.

3.2.4

Restricted Payments. The Company shall not through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any (i) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interests of the Company now or hereafter outstanding, except a dividend payable solely in shares of that Equity Interests of the Company to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interests of the Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Equity Interests of the Company now or hereafter outstanding, or (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness.

3.2.5

Investments.  The Company shall not directly or indirectly, make or own (i) a beneficial interest in, any of the Equity Interests of any other Person (other than the Equity Interest of the entities set forth on Schedule II owned by the Company as of the date hereof), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value of any Equity Interests of the Company, or (iii) any direct or indirect investment in, or loan or advance any money to, any entity (including the entities set forth on Schedule II).  For clarity, the Company shall not own or control, directly or indirectly, any other entity.

3.2.6

Use of Proceeds.  The Advance will not be used except as provided for in Schedule I attached hereto.

3.2.7

Fundamental Changes; Disposition of Assets; Acquisitions.  The Company shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory and materials and the acquisition of equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or Equity Interests or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person.

3.2.8

Sales and Lease-Backs.  The Company shall not directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company  has sold or transferred or is to sell or to transfer to any other Person.

3.2.9

Transactions with Shareholders and Affiliates.  The Company shall not directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of five percent (5%) or more of any class of Equity Interest of the Company or with any Affiliate of the Company or of any such holder. As used herein, “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote five percent (5%) or more of the Securities having ordinary voting power for the election of directors (or individuals performing comparable functions) of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

3.2.10

Conduct of Business.  The Company shall not engage in any business other than the businesses engaged in by it on the date hereof and businesses that are substantially similar, related, incidental thereto or useful therein.

3.2.11

Amendments to Organizational Agreements.  The Company shall not amend or permit any amendments to any its Company’s articles of incorporation, bylaws  or other governing documents.

4.

Events of Default and Remedies

4.1

Events of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body):

4.1.1

default in the payment of any principal or interest upon this Note as and when the same becomes due and payable;

4.1.2

default by Company under any of its covenants under this Note, which default is not cured within five (5) days thereafter;

4.1.3

A Change of Control occurs;

4.1.4

Company commences a case or other proceeding, or if an involuntary case or other proceeding shall be commenced against Company seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or other similar debtor relief law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and any such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

4.1.5

Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due;

4.1.6

a notice of lien, levy or assessment is filed of record or given to Company with respect to all or any of their respective assets by any federal, state, local department or agency, and such lien, levy or assessment is not released or paid within a reasonable period of time but in no event longer than twenty (20) days from the date such lien, levy or assessment is filed, or such longer period of time as is appropriate in the case of any such lien, levy or assessment that is being contested in good faith and by appropriate proceedings;

4.1.7

Holder, in good faith, reasonably believes the prospect of payment or performance by Company under this Note is impaired and if Company is unable or unwilling to provide adequate written assurances to Holder of its ability to fully perform under this Note within thirty (30) days following delivery of written notice;

4.1.8

any representation or warranty of Company in the Obligations is not materially true, correct and complete, or if any material statement, report or certificate made or delivered by Company or its directors, officers, employees or agents is not true, correct and complete when made;

4.1.9

a default or event of default by Company occurs under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced indebtedness of the Company, whether such indebtedness now exists or is incurred after the date hereof; or

4.1.10

a default or event of default by Company occurs under any option agreement between Company and Holder, whether such agreement now exists or is incurred after the date hereof.

4.2

Acceleration of Maturity Date.  If an Event of Default (other than an Event of Default specified in Section 4.1.4 or 4.1.5) occurs and is continuing, then, and in every such case, unless the principal of this Note shall have already become due and payable, Holder  by a notice in writing to Company (an “Acceleration Notice”), may declare all of the principal of this Note, together with accrued interest thereon, to be due and payable immediately.  If an Event of Default specified in Section 4.1.4 or 4.1.5 occurs, all principal of and accrued interest on this Note ipso facto shall become and be immediately due and payable without any declaration or other act on the part of Holder.

4.3

Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen note, no right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.4

Waiver.  No delay or omission by Holder to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default.  Every right and remedy given by this Section 4 or by law to Holder may be exercised from time to time, and as often as may be deemed expedient, by Holder.  No provision of this Note may be waived unless in writing signed by Holder, and waiver of any one provision of this Note shall not be deemed to be a waiver of any other provision.

5.

Miscellaneous

5.1

Successors.  The terms and conditions of this Note shall be binding upon and inure to the benefit of the parties to this Note and their respective successors, heirs and personal representatives.

5.2

Assignment.  Company may not assign this Note, and any attempted or purported assignment or any delegation of its duties or obligations arising under this Note to any person shall be deemed to be null and void, and shall constitute a material breach by Company of its duties and obligations under this Note.

5.3

Governing Law.  This Note has been made and entered into in the State of Arizona and shall be construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof.

5.4

Captions.  The various captions of this Note are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Note.

5.5

Notices.  Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received by an overnight delivery service or when sent by facsimile addressed as follows:

To Company:

United Cannabis Corporation

1600 Broadway, Suite 1600

Denver, Colorado 80202

Attn:  Chad Ruby

To Holder:

Sláinte Ventures, LLC

841 Spruce Street, Suite 207B

Winnetka, Illinois 60093

Attn:  Paul Purcell

5.6

Severability.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

5.7

Attorneys’ Fees.  In the event Holder utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness or any other Obligation, or if any holder hereof (or any trustee or affiliate of any holder hereof) becomes party plaintiff or defendant in any action, suit, arbitration or other proceeding in relation to the property described in any instrument securing this Note or for the recovery or protection of the indebtedness evidenced hereby or that otherwise arises out of or relates to this Note or the transactions contemplated hereby, Company, its successors and assigns, shall repay to such holder hereof, on demand, all costs and expenses so incurred, including those costs, expenses and reasonable attorneys’ fees incurred in any and all appeals or petitions from any such action, suit, arbitration or other proceeding or incurred after the filing by or against Company of any proceeding under any chapter of the federal bankruptcy code, or similar federal or state statute, and whether incurred in connection with the involvement of Holder as creditor in such proceedings or otherwise.

5.8

Prepayment.  Company shall have the right to prepay any portion of the principal without prepayment penalty or premium or discount.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Company has caused this Note to be executed and issued on its behalf by the officer thereto duly authorized.

“Company”

United Cannabis Corporation

By:

 /s/ Chad Ruby

Name: Chad Ruby

Title: Chief Operating Officer

Accepted and Agreed:

“Holder”

Sláinte Ventures, LLC

By: /s/ Paul Purcell

Name: Paul Purcell

Title:   President

SCHEDULE I

(Use of Proceeds)

•

Prepay Convertible Note;

•

General working capital.

SCHEDULE II

(Investments)

•

Lone Mountain Partners, LLC – 25% interest

•

Om of Medicine, LLC – 15% interest

•

OM of Illinois, LLC – 33% interest

•

Cannibinoid Research & Development Company Limited – 50%

•

Weed MD – 3%